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                                                                    EXHIBIT 99.2


         I, Charles P. Hadeed, the chief financial officer of Transmation, Inc., certify that (i) the 10-Q for the quarterly period ended June 30, 2002 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the 10-Q for the quarterly period ended June 30, 2002 fairly presents, in all material respects, the financial condition and results of operations of Transmation, Inc.


                                      /s/ Charles P. Hadeed
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                                      Charles P. Hadeed, Chief Financial Officer

                                       Date:  August 14, 2002
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